UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2008

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (617) 517-3252

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ON FEBRUARY 12, 2008, GLOBAL BPO SERVICES CORP. (“GBPO”) FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH ITS PROPOSED MERGER WITH STREAM HOLDINGS CORPORATION (“STREAM”) AND INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GBPO STOCKHOLDERS. STOCKHOLDERS OF GBPO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ GBPO’S PRELIMINARY PROXY STATEMENT, AMENDMENTS THERETO AS THEY BECOME AVAILABLE, AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED BY GBPO WITH THE SEC IN CONNECTION WITH GBPO’S SOLICITATION OF PROXIES FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT STREAM, GBPO AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: GLOBAL BPO SERVICES CORP., 125 HIGH STREET, 30TH FLOOR, BOSTON, MA 02110, TELEPHONE (617) 517-3252.

GBPO AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GBPO’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN GBPO IS CONTAINED IN GBPO’S PROSPECTUS DATED OCTOBER 17, 2007, WHICH IS FILED WITH THE SEC, AND IS ALSO CONTAINED IN GBPO’S PRELIMINARY PROXY STATEMENT. GBPO’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED MERGER BY READING GBPO’S PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

Item 8.01. Other Events.

Investor Presentation

On June 2, 2008, Global BPO Services Corp., a Delaware corporation (“GBPO”), entered into an amended and restated merger agreement (the “Amended Merger Agreement”) with River Acquisition Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of GBPO (“River”), and Stream Holdings Corporation, a Delaware corporation (“Stream”), to amend and restate in its entirety that certain Agreement and Plan of Merger, dated as of January 27, 2008, by and among GBPO, River and Stream. Pursuant to the Amended Merger Agreement and subject to GBPO stockholder approval, GBPO will acquire 100% of the issued and outstanding shares of capital stock of Stream.

On June 16, 2008, GBPO is participating in an investor conference. A copy of the slides to be presented by GBPO during the conference and to be used by GBPO in presentations to certain of GBPO’s stockholders and other persons is attached as Exhibit 99.1 to this current Report on Form 8-K and incorporated herein by reference.

Risks Associated with Stream’s Business and Industry

Stream’s business is subject to numerous risks and uncertainties. Stockholders of GBPO and other interested persons are advised to consider carefully the following risk factors, together with all of the risk factors and other information included in the preliminary proxy statement and any other relevant documents filed by GBPO with the U.S. Securities and Exchange Commission in connection with the proposed merger, because these documents contain important information about GBPO, Stream and the proposed merger:

•	Stream has a history of losses and there can be no assurance that Stream will become or remain profitable or that losses will not continue to occur;

•

a substantial portion of Stream’s revenue is generated from a limited number of clients, and the loss of one or more of these clients would materially reduce Stream’s revenue and cash flow and adversely affect Stream’s business;

•	Stream’s revenue is highly dependent on a few industries and any decrease in demand for outsourced business processes in these industries could reduce its revenue and seriously harm its business;

•	Stream may not be able to manage its growth effectively, which could adversely affect its results of operations;

•	Stream’s operating results are subject to fluctuation because its contracts are primarily short term and subject to early termination by its clients;

•	Stream depends on the continued services of its key employees and the loss of any of these key employees could have a material adverse effect on Stream’s business;

•	a decline in end-user acceptance of Stream’s clients’ products will decrease demand for Stream’s services and could have a material adverse effect on Stream’s business;

3

•

Stream depends on third-party technology which, if it should become unavailable, contain defects, or infringe on another party’s intellectual property rights, could result in increased costs or delays in the production and improvement of its products or result in liability claims; and

•	Stream may not be able to compete effectively against competitors with greater resources or capabilities and may lose business if clients decide to reduce the amount of services outsourced.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following document is included as an exhibit to this report:

99.1	Investor Presentation Slides.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2008

GLOBAL BPO SERVICES CORP.

By: /s/ R. Scott Murray

Name: R. Scott Murray

Title: President and Chief Executive Officer

5

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation Slides.

Global BPO Services Global BPO and Stream: An exciting, high growth, multi-shore BPO opportunity Summer 2008 Exhibit 99.1

Global BPO Services

Safe Harbor/Forward Looking Statements
Certain statements made in this presentation regarding the proposed merger between Global BPO Services. (“GBPO”) and
Stream Holdings Corporation (“Stream”) and any other statements regarding the parties’ future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates”
and similar expressions) should also be considered forward-looking statements. Forward looking statements include but are not limited to statements regarding the parties’ expectations for the consummation of the proposed merger, the projections for the Stream business and the combined company, and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the factors described in GBPO’s
Annual Report on Form 10-K for the period ended December 31, 2007 and its Report on Form 10-Q for the three months ended March 31,
2008 filed with the SEC and its preliminary proxy statement filed with the SEC on June 13, 2008. The parties assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information
GBPO has filed with the U.S. Securities and Exchange Commission (SEC) a preliminary proxy statement in connection with the proposed acquisition and will mail a definitive proxy statement and other relevant documents to Global stockholders.  Stockholders of
GBPO and other interested persons are advised to read, when available, GBPO’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with GBPO’s solicitation of proxies for the annual meeting to be held to approve the acquisition because these proxy statements will contain important information about GBPO, Stream and the proposed acquisition.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Global BPO Services Corp., 125 High Street, 30 Floor, High Street Tower, Boston, MA 02110, telephone (617)
517-3248.
GBPO and its directors and its officers may be deemed participants in the solicitation of proxies from GBPO’s stockholders.
A list of the names of those directors and the officers and descriptions of their interests in GBPO is contained in GBPO’s proxy statement when it becomes available.  GBPO’s stockholders may obtain additional information about the interests of its directors and officers in the acquisition by reading GBPO’s proxy statement.  The following slides refer to a planned tender offer by GBPO.  The tender will be made only by means of a tender offer statement and related materials to be filed with the SEC.  Such materials will be available at the SEC’s
Internet site, noted above, or upon request to GBPO at the above address.
th

Global BPO Services

Financial Projections
The inclusion of the financial projections in this presentation should not be regarded as an indication that GBPO’s Board of Directors or any other recipient of the information considered, or now considers, them to be a reliable prediction of future results. The financial projections were not prepared with a view towards public disclosure or with a view to complying with the published guidelines of the SEC, the guidelines established by the
American Institute of Certified Public Accountants with respect to prospective financial information or with U.S. generally accepted accounting principles. Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. We are under no obligation, and expressly disclaim any intention or obligation, to update or revise the financial projections presented, whether as a result of new information, future events or otherwise, except as required by applicable law.
Although the financial projections were prepared based on assumptions and estimates that GBPO management believed were reasonable at the time, GBPO provides no assurance that the assumptions made in preparing the financial projections will prove accurate or that actual results will be consistent with these financial projections. Projections of this type involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved

Global BPO Services
Transactions at a Glance
GBPO to acquire Stream for $200 million - $120 million paid in cash and $80 million of assumed debt/capital leases (as of May 31, 2008).  Estimated
Adjusted EBITDA of $55 million to $65 million for fiscal 2009 year.
GBPO to issue $150 million of convertible preferred stock to Ares Corporate
Opportunities Fund II LP (“Ares”) at a conversion price of $8.00 per common share (subject to adjustment) at closing.
GBPO to commence tender for 20.625 million shares of common stock at
$8.00 per common share shortly after the closing of Stream merger and ending 20 business days after commencement of the tender.  Warrants are not yet exercisable, therefore are not eligible to convert and tender.
PNC Bank providing a borrowing facility of up to $108 million at L+200 bpts revolver interest rate at closing.
GBPO Founders agree to sell 7.5 million warrants to Ares at $.001 per warrant at closing.
DeutscheBank agrees to sell their warrant purchase option for 1.5625 million units back to GBPO at a cost of $100.

Global Platform with Robust Technology

Premier, Value Added Service Offering

Stable and Diversified Blue Chip Customer Base

Robust Growth Platform

Significant Earnings Growth Opportunities

Outstanding Management Team

Global BPO Services
Stream Investment Highlights

Seamless global operations using strong technology platform & integrated processes
30 service centers in 16 countries with over 15,000 employees
75% of service capacity is outside of the United States
Leader in providing in-bound technical support and other complex BPO services
Focus on higher margin, value-added technical support and other BPO service offerings.  Deep expertise in high growth verticals on a global basis
Expansion capabilities for additional services using current infrastructure
Approximately 95% of 2008 forecast revenue under contract
Top customer relationships average ~9 years. Largest client is15% of revenues, with 32 diversified programs in over 10 different countries
95% renewal rates with Fortune 1000 clients
20% organic revenue CAGR since 2005
Stream trajectory plus GBPO enhancements expected to drive $55 million to $65 million of Adjusted EBITDA in 2009 on $620 million to $660 million in revenues
Strong margin improvement initiatives already underway and generating results
Continued offshore growth and identified GBPO enhancements will accelerate positive margin trends
Experienced and broad management team with deep sector expertise
GBPO executives have had prior leadership positions with Stream that provide substantial knowledge and client relationships

Market Drivers for Stream

Strong Overall CRM Market Growth

2006 Global CRM

$300 billion
In-house
80%

2011E Global CRM

$400 billion
Outsourced
26%
In-house
74%

Global Customer Care Revenue by Service, 2003-2011E

Customer Interaction
15% CAGR
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000

Global BPO Services
Stream Positioned to Benefit From Strong Industry Trends
Overall CRM-BPO growth of 15%, with technology, communications and consumer electronics outpacing other sectors
Bundled, high-value added services are in greatest demand and offer premium pricing opportunities
Global customers consolidating with global suppliers (away from local / regional players)
Accelerating growth to off-shore centers – 75% of Stream’s seats are outside USA
Stream planning to expand new into geographies, such as China, Philippines and South America
Source: RW Baird: Outsourced Customer Care Industry Report - 2007
Outsourced
20%
2003 2004 2005 2006 2007E 2008E 2009E 2010E 2011E
Consulting Services $409 $489 $552 $650 $745 $835 $945 $1,100 $1,300
Fullfillment/Logistics $1,015 $1,354 $1,527 $1,730 $1,880 $2,075 $2,300 $2,600 $3,000
CRM Technology Hosting $4,972 $5,526 $6,233 $7,054 $8,000 $9,175 $10,325 $11,500 $12,915
Customer Interaction $34,601 $38,227 $43,121 $48,914 $55,500 $62,599 $70,779 $78,350 $88,250

Global BPO Services Stream Business Overview 7

($ in millions)
Strong Revenue Growth
$700
$600
$500
$400
$300
$200
*$640
GBPO Enhancements
$40
20% CAGR
$311
$406
$484
$529
$600
2005A
2006A
2007A
2008E
2009E

($ in millions)
Strong Adjusted EBITDA Growth
$70
$60
$50
$40
$30
$20
$10
$-
$(10)
* $60
GBPO Enhancements
$16
52% CAGR
$(4)
$17
$23
$32
$44
2005A
2006A
2007A
2008E
2009E

Global BPO Services

Stream Business Highlights
Premier provider of complex, global BPO services
Exclusive focus on higher-value inbound
technical support and other BPO programs for
technology, communications and consumer
electronics clients
Superior revenue growth and diversified global client
portfolio – 20% organic CAGR since 2005
Global integrated capabilities
30 service locations – 75% outside USA
15,000 + employees
Uniform global technology platform
Ability for GBPO management enhancements to
increase adjusted EBITDA by $16+ mm in 2009 to
$55 million to $65 million
Strong Q1-08 performance - $140 mm in first quarter
revenues with $8 mm of Adjusted EBITDA
Excellent platform for future BPO acquisitions
* Reflects the mid-point of the range

Global BPO Services

Diversified Global Service Locations
London, ON
Chilliwack, BC
Beaverton, OR
Tampa, FL
US 2 Tier New
La Coruña, SP
Velizy, FR
Dublin, IR (1 & 2)
Derry, UK (1 & 2)
Helsingborg, SW
Amsterdam, NL
Szczecin, PO
Berlin, GE
Caliari, IT
Angers, FR
Santo Domingo, DR (3)
Tunis, TUN (1 & 2)
Belleville, ON
Sophia, BU
Cape Breton, NS
Watertown, NY
Sergeant Bluff, IA
San Jose, CR
Dubai, UAE
Bangladesh
Vietnam
Dalian, China
Shanghai, China
Santo Domingo, DR (1 & 2)
Sao Paolo, Brazil
Mumbai, IN (1 and 2)
Ghana, Africa
Argentina Offshore
Tokyo, Japan
Milan, IT
Holland, NL
India (4)
Tunis, TUN (3)
Dallas, TX
Derry, UK (3)
CALA 4
Current Sites
2008 / 2009 New Sites
Philippines
Shenzen, China
Expected to grow to 40 service centers in 24 countries in 2009 nd

Industries Served – 2007 Revenue %

Media
13%
Communications/
Broadband
27%
Computing
&
Hardware
31%
Other
5%
Consumer
Electronics
8%
Software
16%

Diverse / Long-term Client Relationships

Customer Highlights

Proven Track Record with Recurring Revenue

Global BPO Services

Stream’s Diversified Sector and Client Portfolio
High quality Fortune 1000 clients
New business sales pipeline of $320mm+*
80+ clients, 300+ distinct programs
Top customer relationships average 9 years in duration
All top customers across multiple sites / regions
95% of 2008 business under contract
Top rated CSAT scores across the board
*As of May 31, 2008 - subject to win conversion
Percent of Length of # of
Customer 2008E Revenue Relationship Programs
Customer 1 15% 13 Yrs 32
Customer 2 14% 4 Yrs 12
Customer 3 12% 11 Yrs 26
Customer 4 11% 8 Yrs 2
Customer 5 5% 8 Yrs 7
Customer 6 5% 16 Yrs 14
Customer 7 4% 10 Yrs 3
Customer 8 3% 11 Yrs 2
Customer 9 2% New 1
Customer 10 2% 3 Yrs 4
All Others 28%
Total 100%

Global BPO Services Stream Financial Overview 11

Bain/Murray
Solectron
HIG
GBPO/Murray
Revenue Dollars
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
Adjusted EBITDA Margin %
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008E
2009E
Revenue
Adjusted EBITDA %

Global BPO Services Stream Rebuilding its Momentum 12 ($ in millions)

Global BPO Services

About Scott Murray, Chairman & CEO
Over 20 years experience as senior executive in BPO industry – strong network
Negotiated and integrated over 25 acquisitions and several sale transactions of ~$5 billion
Raised approximately $1.5 billion in equity and debt financings
Chairman & CEO Snapshot
$1.3 billion in revenues and approximately $2 billion market cap (NASDAQ:COMS) while CEO
Networking and VoIP technology provider
5,000 employees located in China developing technology for domestic China market
3Com - CEO and Director and Chairman of H3C – China JV btwn 3Com and Huawei (2006)
Supply Chain BPO with declining revenues, negative EBITDA and heavy debt load in 2002
Built executive team, launched new centers and services – Revenue of $615mm and EBITDA $45mm
Sold business to CMGI in 2004 for $230 mm – a 6x return on equity
Modus International - CEO and Director (2002-2004)
Outsourced technical support and other  BPO services
Increased revenues from ~$236mm to ~$400mm and EBITDA from ~$22 mm to ~ $50 mm over three years
Sold business to Solectron in 2001 for $375 mm – a 6x return on equity
Stream International - President (2000-2002)
EVP & CFO (1994-1999) – publicly traded (NYSE:TLC)
Leader in re-inventing the consumer software industry throughout the 1990’s
Completed over 25 acquisitions and raised over $1.0 billion in financing
Increased revenues from $233 mm in 1994 to $839 mm in 1998
Sold business to Mattel in May 1999 for $4.2 billion
The Learning Company - EVP & CFO (1994-1999)

Revenue

($ in millions)
$600
$550
$500
$450
$400
$350
$300
$250
$200
2005 – 2009 CAGR: 20%
$311
$406
$484
$529
$600
2005
2006
2007
2008E
2009E

Adjusted EBITDA

($ in millions)
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$-
$(5)
2006 – 2009 CAGR: 37%
$(4)
$17
$21
$32
$44
2005
2006
2007
2008E
2009E

Global BPO Services 14 Financial Summary (Before GBPO Enhancements)

Global BPO Services
Stream Margin Opportunities Compared to Comps

Comparing Stream’s margins to Sykes, Teletech and WNS Holdings highlights the opportunity for significant margin improvement
GBPO will seek to bring Stream margins in-line with the industry through establishing more high margin off-shore centers, improving SG&A and achieving operating leverage
Stream Sykes Teletech WNS
Revenue $  529 million $  827 million $  1.54 billion $  361 million
Adjusted EBITDA Margin % 6% 11% 16% 18%
Stream Equivalent Margin Opportunity $26 $53 $63

Global BPO Services
Plan to Improve Stream’s Earnings by $16mm + in 2009

Leverage GBPO team’s expertise in BPO industry and operations
Improve leverage of technology and SG&A
Strengthen gross margins through higher utilization, service center management techniques, staffing model innovation etc.
Build out high margin off-shore service locations (i.e. Philippines)
Increase size of direct sales force to drive new business
Enter new segments such as finance, healthcare and government
Introduce/expand service offerings – claims management, web
portals, data hosting, collections services, language interpretation and translation, etc.

Global BPO Services

Potential GBPO Earnings Enhancements
Profit Opportunities Primary Initiatives
Potential Adjusted
EBITDA Impact
EBITDA from $35-$40 mm
additional revenues
New services
New offshore locations
$ 4 million
EBITDA from operational
enhancements
Improve SG&A margins
Continuous improvement in
operating metrics
Optimize staffing model
Launch new technologies
$ 14 million +
Incremental costs Public company / Admin
costs
($ 2 million)
Incremental near term Adjusted EBITDA growth –
baseline GBPO model
$ 16 million +

Global BPO Services
2009 Adjusted EBITDA Bridge
(in thousands $ - using mid-point of range as an example)

Estimated 2008 Adjusted EBITDA Stream stand
alone $31,682
Percentage of revenue 6.0%
Estimated 2009 Adjusted EBITDA Stream stand alone $44,000
Percentage of revenue 7.3%
GBPO Estimated Adjusted EBITDA Enhancements
Incremental off-shore centers – (i.e., Philippines) and new services $4,000
Staffing model innovation 5,000
Improve leverage of SG&A and technology 12,000
Continuous improvement in operating metrics 3,000
Incremental public company costs (2,000)
Total potential earnings enhancements $22,000
Model Assumption for Adjusted EBITDA Enhancements $16,000
Realization Assumption 70%
GBPO Earnings Enhancements in model for 2009 $16,000
EBITDA 2009 Adjusted EBITDA Stream from stand alone budget 44,000
GBPO Estimated 2009 Adjusted EBITDA – assuming midpoint of range $60,000

Revenue

($ in millions)

$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
2005 – 2009 CAGR: 20%
$311
$406
$484
$529
$40
$592
$600
$40
$640
2005A
2006A
2007A
2008P
2009P

Adjusted EBITDA*

($ in millions)

$70
$65
$60
$55
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$-
$(5)
2006 – 2009 CAGR: 52%
$(4)
$17
$21
$32
$16
$48
$44
$16
$60
2005A
2006A
2007A
2008P
2009P

Global BPO Services

Financial Summary (After GBPO Earnings Enhancements)
(Assuming mid-point of 2009 range)
Note: 2008 financials assume a pro forma full year impact of $40 mm in revenue and $16 mm in EBITDA as a result of GBPO enhancements and midpoint of range for 2009.

Global BPO Services
GBPO Capital Structure

No Dissenters Full Dissenters No Dissenters Full dissenters
Full Full No Tendered No Tendered
Tendered Shares Tendered Shares Shares Shares
Current public 31,250,000 31,250,000 31,250,000 31,250,000
Current founders 7,812,500 7,812,500 7,812,500 7,812,500
Total 39,062,500 39,062,500 39,062,500 39,062,500
Issue of Preferred 18,750,000 25,000,000 18,750,000 25,000,000
Tender offer at $8.00 (20,625,001) (20,625,001) - -
Maximum Potential Dissenters - (9,374,999) (9,374,999)
Outstanding common equivalent shares 37,187,499 34,062,500 57,812,500 54,687,501
Ares ownership 50.4% 73.4% 32.4% 45.7%
Founders percentage ownership 21.0% 22.9% 13.5% 14.3%
Estimated cash at closing 103,000,000 $     30,000,000 $        267,000,000 $     195,000,000 $
Estimated debt at closing 72,000,000 $       72,000,000 $        72,000,000 $       72,000,000 $
Estimated net cash (debt) at closing 31,000,000 $       (42,000,000) $       195,000,000 $     123,000,000 $
Common shares outstanding 37,187,499 34,062,500 57,812,500 54,687,501
Public warrants - assuming $8 stock price 7,812,500 7,812,500 7,812,500 7,812,500
Ares/Founders warrants - assuming $8 stock price 1,875,000 1,875,000 1,875,000 1,875,000
Total diluted shares 46,874,999 43,750,000 67,500,000 64,375,001

Global BPO Services
Stream SYKE TTEC EXLS WNS G
First
Source
CPI
2008 Revenue
$529.0 $827.2 $1,539.7 $208.1 $361.5 $1,037.7 $387.0 $4,837.0
20 07
-
2009 rev enue growth % 15.0% 12.6% 12.2% 20.2% 29.3% 24.5% 33.9% 14.1%
LTM Gross margin % 37.0% 36.1% 28.3% 36.3% 21.0% 36.1% 42.6% 27.7%
2008 EBITDA margin % 6.0% 11.3% 15.0% 15.2% 14.7% 21.4% 18.7% 15.4%
2009 EBITDA margin %
9.4% 11.9% 16 .0% 15.4% 17.5% 20.8% 18.3% 15.7%
2007
-
2009 EBITDA expansion (bps)
504 143 316 (9) (16) 164 (143) 24
Total Enterprise Value
n/a $691.9 $1,646.0 $365.7 $665.7 $3,227.0 $628.3 $9,123.4
Current TEV/EBITDA
2008 EBITDA multiple n/a 7.4x 7.1x 11.6 x 12.5 x 14.5x 8.7x 12.3x
2009 EBITDA multiple
n/a 6.5x 5.9x 9.1 x 7.8x 12.1x 7.2x 10.8x
Average analyst target price
TEV/EBITDA
2008 EBITDA multiple
n/a 8.8x 8.9x 18.7x 14.7x 15.1x 12.6x 13.1x
2009 EBITDA multiple
n/a 7.7x 7.4x 14.7x 12.3x 12.6x 10.5x 11.5x
BPO Comps
21 .
($ in millions)

Global BPO Services Global BPO Vision

Global BPO Services
GBPO Vision
Create a Multi-Billion Dollar Diversified BPO Services Company
Stream is an excellent BPO Platform with an opportunity to expand Adjusted
EBITDA to $55 million to $65 million in 2009
GBPO management has extensive experience in BPO services and consolidation – GBPO management used to run Stream
Off-shore is still an emerging market in geographies such as the Philippines,
India, China, Latin America, etc.
Opportunity to create a diversified service offering leveraging a common technology platform for new services offerings such as warranty services, credit
& collections, claims management, billing services and document management and translation services
Ability to expand from Stream’s existing base of computing, communications media and consumer electronics into healthcare/hospitals, government, finance and education
BPO industry is very fragmented – significant opportunity for consolidation

Integrated BPO Model Servicing Fortune 1000 clients both on-shore and off-shore using state-of-the-art technology
Sales and Marketing
CRM
Finance and Accounting
HR and Support
Information and language services
Common Technology Infrastructure with Specific Software Applications
World class clients in technology, software, telecommunications, healthcare, government and education sectors
Global service location footprint – North America, Europe, India, China, the Philippines, Latin America and South America

Global BPO Services

Our Vision: Build a Fully Integrated BPO Company
Credit and collections
Billing services
Data analytics
Reporting services
Lead generation
Web portal mgmt
Up-selling services
Customer retention
Customer care
Warranty services
Technical support
SaaS/Portals
Claims management
Health benefit admin
Payroll mgmt
EMR database
Transcription and
interpretation
IVR technology
Hosting
BPO Service Cycle

Stream		GBPO		Unique Platform
Global platform of locations and technology	+	Extensive offshore and BPO industry expertise	→	Rapid global expansion
Blue chip technology clients	+	Long-term relationships with current and potential clients	→	Substantial new business opportunities for organic revenue growth
Industry leading high-end BPO services	+	Deep experience with incremental, value-added BPO segments	→	Diversified service provider with multi-function capabilities
Continued operating margin expansion	+	Strong operating experience and track record with Stream	→	Substantial revenues and profit growth

Global BPO Services 25 Conclusion: Stream + GBPO = A Compelling, High- Growth Investment Opportunity

Global BPO Services Appendix

Global BPO Services
Stream Acquisition Summary
Purchase Price $200 million settled in cash (subject to adjustment based on timing of the close and working capital adjustment), escrow of $10 million for 12 months
Service Offerings High end services comprised mostly of enterprise and technology based inbound technical support and other BPO services using an entrenched technology platform
Key Facts Stream has 30 global service centers with over 15,000 employees – 75% of Stream’s service capacity is outside of the United States
Customer
Profiles
Stream services Fortune 1000 clients in the computing, communications, media, software and consumer product sectors – no significant customer concentration
Financials
Highlights
Stream reported revenues of $484 million in 2007 and projects revenues of $529 million in 2008 with an Adjusted EBITDA of approximately $32 million
Earnings
Potential
GBPO’s management has led Stream in the past and generated Adjusted EBITDA of over 14% of revenues – future earnings enhancements include expanding off-shore locations, improving SG&A, continuous improvement of operating metrics, etc. –
GBPO believes that this should result in revenues ranging from $620 million to
$660 million and Adjusted EBITDA ranging from $55 million to $65 million in fiscal
2009
Closing
conditions
Closing is subject to GBPO majority shareholder approval and having less then 30% of
GBPO shareholders dissent and request payment of pro rata portion of the cash held in trust account 27

Global BPO Services
Convertible Preferred Stock Offering Summary
Amount of offering $150 million of convertible preferred stock issued to Ares Corporate
Opportunities Fund II, L.P.
Purpose Tender for approximately 20.625 million common shares at $8 per share
(subject to adjustment) or $165 million shortly after the Stream closing
Redemption On or after the seventh (7
th
) anniversary of issue date at the holder’s option.
PIK toggle  interest rate 3% per annum paid semi-annually in cash or shares (at Company’s option)
Voting rights Same as common shares and will have up to three board seats
Conversion feature Convertible preferred shares convert at $8.00 per share common (adjustable to a minimum of $6 conversion price based upon number of dissenters, up to
9.375mm dissenting shares)
Forced conversion
provisions
After two years the company has the option to convert to common at the
$8.00 conversion price (as adjusted) as long as the common stock trades at greater than $12.00 for 20 consecutive days in a 30 day period
Warrants Founders agree to sell 7.5 million warrants with a strike price of $6.00 per share for $.001 each
Closing conditions Closing to occur on close of Stream acquisition and is subject to shareholder approval

Global BPO Services
About Ares Management LLC
Ares Management LLC (“Ares”) is a premier investment firm with over $25 billion of committed capital in private equity, capital markets and private debt.
Ares has worked with the GBPO executive team in the past and was a
Stream debt holder when Stream was owned by Bain Capital, Genstar
Capital and Murray/management.
Ares has agreed to invest $150 million in convertible preferred shares of
GBPO upon the closing of Stream to be used to tender for up to 20.625 million common shares of GBPO.
Ares will have up to three (3) seats on the GBPO Board of Directors and the right to invest proportionally in future financings after the closing.
Ares is headquartered in Los Angeles with offices in New York and London and has over 240 employees.
Ares’ Private Equity investments include Aspen Dental, Exco Resources,
GNC Corp., Hanger Orthopedic, Maidenform Brands and Sandridge Energy.

Global BPO Services
2008 Revenues Based on Q1 Momentum
(in thousands $)

2008 Estimate 2007 Percentage of
with 2007 Actual Yearly - 2007
Seasonality % (Seasonality)
Q1 - actual $ 140,000 $  118,000 25%
Q2 - pro rata 131,000 113,000 23%
Q3 - pro rata 131,000 114,000 23%
Q4 - pro rata 164,000 138,000 29%
2008 - estimate $ 566,000 $ 483,000 100%
2008 - budget $ 529,000

Global BPO Services
2009 Revenue Model Estimates
(in thousands $)

Estimated Revenue – 2008 per internal budget $  529,000
Estimated account shrinkage/losses 10% $ (52,900)
Estimated new business sold in 2008 YTD - full year impact in 2009 $    50,000
Current sales pipeline of new business (May 31, 2008) $ 320,000
Estimated pipeline conversion rate 35%
New business sold in remainder of 2008 as converted $ 112,000
Estimated ramp factor for new business 80% $   89,000
Stand alone forecast estimate $ 615,000
Stream stand alone  internal budget midpoint $ 600,000
GBPO enhancements – off-shore centers and new services $   40,000
GBPO revenue midpoint $ 640,000

Global BPO Services
2008 Adjusted EBITDA Forecast on Q1 Momentum

Adjusted
Historical
Revenue
EBITDA Seasonality
Q1 - Actual $   8,199,000 25%
Q2 - Estimate $   7,543,000 23%
Q3 - Estimate $   7,543,000 23%
Q4 - Estimate $   9,511,000 29%
2008 Estimate $ 32,796,000
2008 Internal Stream Budget $ 31,682,000

Global BPO Services

Pro Forma Balance Sheet – March 31, 2008

(in thousands $ and unaudited)

	Stream / GBPO as per proxy	Issue of Convert. Pref. Stock	Tender for 20.625 mm shares	Combined (Pre-dissenters)	Potential Maximum Dissenters	Combined Max. Dissenters
Cash	$ 134,156	$ 147,000	$ (165,008)	$ 116,148	$ (71,655)	$ 44,493
Other current assets	137,713			137,713		137,713
Total current assets	271,869	147,000	(165,008)	253,861	(71,655)	182,206
Fixed assets	36,118			36,118		36,118
Goodwill & other assets	117,335			117,335		117,335
Total assets	**$ 425,322**	**$ 147,000**	**$ (165,008)**	**$ 407,314**	**$ (71,655)**	**$ 335,659**
Current liabilities	$ 77,347			$ 77,347		$ 77,347
Other long-term liabilities (incl. deferred taxes)	31,709			31,709		31,709
Long-term debt	72,409			72,409		72,409
Equity/Convert Pref Stock	243,857	147,000	(165,008)	225,849	(71,655)	154,194
Total	**$ 425,322**	**$ 147,000**	**$ (165,008)**	**$ 407,314**	**$ (71,655)**	**$ 335,659**

33

33

Global BPO Services

Reconciliation of Stream Holdings Corp.
Non-GAAP Information (in thousand $)
GBPO believes that the adjustments shown above are necessary to provide investors with a more meaningful understanding of the operating results of the Stream business.

IPO Date:	October 17, 2007
Offering Size:	$250,000,000
Securities Offered:	31,250,000 units (1 share of common stock and 1 warrant)
Ticker Symbol (AMEX):	OOO (stock); OOO.U (unit); OOO.WS (warrant priced at $6)
Cash Held in Trust:	$246,300,000
Sponsor Investment:	$7.5 million private placement of warrants by the founders (3% of offering size) with proceeds contributed to trust and at risk if no deal closed by October 17, 2009
Use of Proceeds:	Acquire a company in the Business Process Outsourcing (BPO) services industry
Underwriters:	Deutsche Bank Securities Inc. and Robert W. Baird & Co.

Global BPO Services 35 Global BPO IPO Summary Global BPO is a special purpose acquisition company (SPAC) formed to acquire a BPO services company